As filed with the Securities and Exchange Commission on
                              October 23, 1997
                             Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     ----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                     ----------------------------------
                                 NEWELL CO.
           (Exact name of registrant as specified in its charter)

              DELAWARE                               36-3514169
   (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                    identification no.)

                                NEWELL CENTER
                          29 EAST STEPHENSON STREET
                          FREEPORT, ILLINOIS 61032
        (Address of principal executive offices, including zip code)

              THE NEWELL LONG-TERM SAVINGS AND INVESTMENT PLAN
                          (Full title of the plan)

                             DALE L. MATSCHULLAT
                       VICE PRESIDENT-GENERAL COUNSEL
                                 NEWELL CO.
                                Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032
                   (Name and address of agent for service)

                               (815) 235-4171
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5670

                      --------------------------------

                       CALCULATION OF REGISTRATION FEE


                                                                Proposed maximum         Proposed maximum
             Title of Securities            Amount to be         offering price              aggregate                 Amount of
              to be Registered              registered             per share              offering price            registration fee
             -------------------            ------------        ----------------         ----------------           ----------------

       Common Stock, par value $1.00
       per share (including Preferred
       Stock Purchase Rights)                750,000(1)           $39.9375(1)             $29,953,125(1)               $9,077(1)

       Interests in the Plan                    (2)                   (2)                       (2)                       (2)


   (1) Based upon the number of shares that would be purchased by the trustee of the trust established in connection with the Newell Long-Term Savings and Investment Plan during the three to five-year period beginning with the effective date of this Registration Statement, if the estimated aggregate employee and employer contributions during such period were invested in such Common Stock at $39.9375 per share, the average of the high and low sales prices reported on the New York Stock Exchange on October 17, 1997. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                            GENERAL INSTRUCTIONS
                            --------------------


   E.  REGISTRATION OF ADDITIONAL SECURITIES.

        The contents of the registration statement on Form S-8 (File No. 33-25196) filed by the registrant with the Securities and Exchange Commission on October 31, 1988 registering its Common Stock, $1.00 par value per share, issuable pursuant to The Newell Long-Term Savings and Investment Plan, and the contents of Amendment No. 1 thereto, filed by the registrant with the Securities and Exchange Commission on November 18, 1988, registering the Preferred Stock Purchase Rights attached to the aforementioned Common Stock, are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement, and post effective Amendment No. 1 thereto, of the registrant on Form S-8 (File No. 33-25196) both of which are incorporated herein by reference.

   ITEM 8.  EXHIBITS.

        The Exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement on page 5 hereof.

                                 SIGNATURES
                                 ----------


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Newell Co. hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 28th day of September, 1997.

                                      NEWELL CO.


                                      By: /s/ William T. Alldredge
                                          -------------------------------
                                           William T. Alldredge
                                           Vice President - Finance

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                          Title                                Date
                 ---------                                          -----                                ----
     /s/ William P. Sovey                               Vice Chairman and Chief                    September 28, 1997
     ---------------------------------                  Executive Officer (Principal
              William P. Sovey                          Executive Officer) and Director


     /s/ William T. Alldredge                           Vice President - Finance                   September 28, 1997
     ---------------------------------                  (Principal Financial Officer)
              William T. Alldredge


     /s/ Thomas A. Ferguson, Jr.                        President and Chief                        September 28, 1997
     ---------------------------------                  Operating Officer and Director
              Thomas A. Ferguson, Jr.


     /s/ Donald L. Krause                               Senior Vice President - Controller         September 28, 1997
     ---------------------------------
              Donald L. Krause


     /s/ Daniel C. Ferguson                             Chairman of the Board                      September 28, 1997
     ----------------------------------                 of Directors
              Daniel C. Ferguson



                                                                2





     /s/ Alton F. Doody                                 Director                                   September 28, 1997
     ----------------------------------
              Alton F. Doody


     /s/ Gary H. Driggs                                 Director                                   September 28, 1997
     ----------------------------------
              Gary H. Driggs


     /s/ Robert L. Katz                                 Director                                   September 28, 1997
     ----------------------------------
              Robert L. Katz


     /s/ John J. McDonough                              Director                                   September 28, 1997
     ----------------------------------
              John J. McDonough


     /s/ Elizabeth Cuthbert Millet                      Director                                   September 28, 1997
     ----------------------------------
              Elizabeth Cuthbert Millet


     /s/ Cynthia A. Montgomery                          Director                                   September 3, 1997
     ----------------------------------
              Cynthia A. Montgomery


     /s/ Allan P. Newell                                Director                                   September 28, 1997
     ----------------------------------
              Allan P. Newell


     /s/ Henry B. Pearsall                              Director                                   September 28, 1997
     ----------------------------------
              Henry B. Pearsall



        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Sponsor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on October 15, 1997.

                                      THE NEWELL LONG-TERM SAVINGS
                                      AND INVESTMENT PLAN


                                      By:  Newell Pension Committee


                                      By:  /s/ C.R. Davenport
                                           -----------------------------
                                                C. R. Davenport, Member


                                      By:  /s/ Ronn L. Claussen
                                           -----------------------------
                                                Ronn L. Claussen, Member

                              INDEX TO EXHIBITS
                              -----------------

   EXHIBIT
   NUMBER                   EXHIBIT
   -------                  -------

     23                     Consent of Arthur Andersen LLP